Deckers Brands Appoints a New Independent Director to its Board of Directors

Goleta, California (June 26, 2020) - Deckers Brands (NYSE: DECK), a global leader in designing, marketing and distributing innovative footwear, apparel and accessories, today announced the appointment of Victor Luis to its Board of Directors. Coinciding with this appointment, Deckers also announced that James Quinn has resigned from the Board.

From January 2014 to September 2019, Mr. Luis served as the chief executive officer and on the board of directors of Tapestry, Inc. (formerly known as Coach, Inc.) where he led that company’s transformation into Tapestry Inc., a New York based house of modern luxury brands including Coach, Kate Spade and Stuart Weitzman. Mr. Luis joined Coach, Inc. in 2006 as president and chief executive officer, Coach Japan and rapidly assumed additional leadership responsibilities across Asia and Europe, becoming chief commercial officer in 2013 and then chief executive officer of Coach, Inc. in 2014. Prior to joining Coach, Inc., from 2002 to 2006, Mr. Luis was the president and chief executive officer of Baccarat, Inc., where he ran the North American operation of the French luxury brand. Mr. Luis joined the Moët-Hennessy Louis Vuitton Group (“LVMH”) in 1995, ultimately advancing to president and chief executive officer of its subsidiary Givenchy, Japan Incorporated before leaving LVMH in 2002. Mr. Luis holds a Bachelor of Arts degree in Political Science from College of the Holy Cross and a Master of Arts degree in International Economics from University College, Durham University.

“I am excited to join the Deckers Board of Directors. I have long admired its portfolio of iconic brands that blend fashion and performance innovation to drive consumer connections,” said Mr. Luis. “I look forward to supporting the management team in the execution of global strategies that build upon the success they have driven over the past few years.”

This appointment coincides with the resignation of James Quinn. Mr. Quinn has served as a member of the Deckers Board since 2011. “On behalf of our management team and the Board, I would like to thank Jim for his service to Deckers Brands over the past eight plus years,” said Mr. Devine. “We are grateful for his contributions to our organization and wish him the best of luck in all of his future endeavors.”

About Deckers Brands

Deckers Brands is a global leader in designing, marketing and distributing innovative footwear, apparel and accessories developed for both everyday casual lifestyle use and high performance activities. The Company’s portfolio of brands includes UGG®, Koolaburra®, HOKA ONE ONE®, Teva® and Sanuk®. Deckers Brands products are sold in more than 50 countries and territories through select department and specialty stores, Company-owned and operated retail stores, and select online stores, including Company-owned websites. Deckers Brands has an over 40-year history of building niche footwear brands into lifestyle market leaders attracting millions of loyal consumers globally. For more information, please visit www.deckers.com.
Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding our marketplace strategies and the future of our brands. We have attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “could,” “estimate,” “expected,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent our management’s current expectations and predictions about trends affecting our business and industry and are based on information available as of the time such statements are made. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause our actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, as well as in our other filings with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by applicable law or the listing rules of the New York Stock Exchange, we expressly disclaim any intent or obligation to update any forward-looking statements, or to update the reasons actual results could differ materially from those expressed or implied by these forward-looking statements, whether to conform such statements to actual results or changes in our expectations, or as a result of the availability of new information.

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Investor Contact:
Erinn Kohler | VP, Investor Relations & Corporate Planning | Deckers Brands | 805.967.7611